Exhibit 23

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (File No. 33-56933) of Valley National Bancorp of our report dated July 22, 1994, included in the 1994 annual report to stockholders of Lakeland First Financial Group, Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended June 30, 1994.


                                          STEPHEN P. RADICS & CO.


July 5, 1995

Haledon, New Jersey